Exhibit 10.11

EXCLUSIVE ASSET PURCHASE AGREEMENT

THIS EXCLUSIVE ASSET PURCHASE AGREEMENT (the “Aagreement”) is entered into by and between the following parties on November 6, 2018.

Party A: Beijing Hologram Wimi Cloud Network Technology Co., Ltd., a limited liability company (wholly foreign owned enterprise) duly established and valid existing under the PRC laws.

Registered Address: Zhixincun Building No.1, Floor 8, 805-17, Haidian District, Beijing

Party B: Beijing Wimi Cloud Software Co., Ltd., a limited liability company duly established and valid existing under the PRC laws.

Registered Address: No. 49 Badachu Road, No. 816 Floor 6, Shijingshan District, Beijing City

In this a Party A and Party B are respectively referred to as “one party”, and together referred to as “both parties”.

NOW THEREFORE, through mutual negotiations, the Parties hereto agree as follows:

1.                                      Transfer of Asset

1.1                               Granting Right

Under the PRC law, Party B hereby irrevocably grants Party A the exclusive right to purchase, or designate one or more persons (the “Specified Person”) to purchase, a portion or whole of the Intellectual Property Right and any other asset (“underlying asset”) of Party B held by Party B at the price set forth in Article 1.3 hereof in accordance with the procedure promulgated by Party A in Party A’s discretion.(the “Underlying Asset Purchase Right”). Except for Party A and the Specified Person, any third party shall not enjoy the purchase right of the asset. For the purpose of this Agreement, the “person” stipulated herein refers to individual, corporation, joint venture, partnership, enterprise, trust or non-corporation organization.

1.2                               Procedure

The exercise of the Purchase Right by Party A shall subject to the laws and regulations of the PRC. When Party A intends to exercise the Purchase Right, it shall issue a written notice (the “Purchase Notice”) to Party B which shall contain the following items: (a) Party A intends to exercise the Purchase Right; (b) the asset to be purchased therewith (the “Purchased Asset”); and (c) the effective date or transfer date.

1.3                               Transfer Fee

Subject to applicable law, the transfer price of the underlying asset purchased is the lowest price permitted under PRC law at the time of transfer. With the consent of both parties, the transfer fee of the underlying asset under this contract may be offset against the relevant payments that Party B shall pay to Party A.

1.4                               Transfer of the Asset

Each time when Party A exercises the Purchase Right:

(1)         Party B shall convene shareholders’ meeting timely and shall pass the shareholders’ resolutions that Party B could transfer to Party A and (or) the Specified Person the Asset.

(2)         Party B shall enter into Asset Transfer Agreement with Party A (or the Specified Person, if applicable) in accordance with this Agreement and Purchase Notice.

(3)         Within 30th from the date of the notice of purchase of the underlying asset, party B shall provide all necessary material and documents for the transfer of the underlying asset and its registration (if applicable) and take all necessary actions and measures, including but not limited to, obtaining all necessary government certificates and approvals, transfer the valid ownership of the underlying asset to Party A and/or the designated person without any security interest, and promote Party A and/or the designated person to become the registered owner of the underlying asset.

2.                                      Warranties and Guarantee of Party B

(1)         Absent prior written consent of Party A, Party B shall not sell, transfer, mortgage, license the usage of, or dispose in any way of the underlying asset from the date of signing this contract.

(2)         Absent prior written consent of Party A Party B shall promote its shareholder meeting not to approve to sell, transfer, mortgage, license the usage of, or dispose in any way of the underlying asset.

(3)         Party B shall promptly inform Party A of any existing or potential litigation, arbitration, or administrative procedure in relation to the underlying assets.

(4)         If Party A requests, Party B shall promote the shareholders of Party B to vote in favour of the transfer of the underlying assets purchased under this contract;

(5)         Party B shall make all necessary efforts to maintain the title to its assets, including but not limited to execute all necessary or proper documents, commence all necessary or proper claims, or make all necessary or proper defences to all claims.

(6)         At any time at the request of Party A, the underlying assets shall be transferred to party A or to the designated person at anytime unconditionally.

(7)         Party B shall strictly abide by the provisions of this contract and other contracts entered into by the parties, perform effectively the obligations under such contracts, and shall not conduct any action/omission which is sufficient to affect the validity and enforceability of such contracts.

3.                                      Representations and Warranties

3.1                               Party A’s Representations and Warranties

Party A hereby represent and warrant to Pary B that on and till the execution date of this Agreement and each and every transfer day thereafter:

(1) Party A is a company legally registered and effectively existing in accordance with PRC law;

(2) Party A signs and performs this contract within the scope of its company’s powers and operation; has taken the necessary corporate conduct to authorise and has obtained the consent and approval of all third parties and government departments; and does not violate the restrictions of laws and contracts that bind or affect it;

(3) Once signed, this contract constitutes a lawful, valid and binding obligation to Party A and may be enforced against it.

3.2                               Party B’s Representations and Warranties

Party B hereby represent and warrant to Pary A that on and till the execution date of this Agreement and each and every transfer day thereafter:

(1) Party B shall have full exclusivity and resale ownership of the underlying assets, without any security interest attached on the underlying assets, except those which have been disclosed to Party A and have obtained the written consent of Party A; Party B’s use of the underlying assets will not infringe the rights and interests of any third person, and there shall be no action or other dispute concerning the underlying asset;

(2) Party B shall sign and execute this agreement within the scope of its power and operation; it has taken the necessary corporate conduct and has obtained the consent and approval of a third party or government department; does not violate the restrictions of laws and contracts that bind or affect it; Party B has complied with all PRC laws and regulations relating to asset acquisition;

(3) Upon signature of this contract, it constitutes a lawful, valid and binding obligation to Party B and may be enforced against it;

(4) It has the power and ability to enter into and deliver this contract and any underlying asset transfer contract entered into under this contract for each transfer of the underlying assets purchased, as well as the authority and capacity to perform its obligations under this contract and any underlying asset transfer contract. This contract and the underlying asset transfer contract of which it is a party, once signed, will constitute a lawful, valid and binding obligation to it and may be enforced in accordance with its terms;

(5) Neither the signing and delivery of this contract or any underlying asset transfer contract nor the performance of its obligations under this contract or any underlying asset transfer contract shall: (i) result in a breach of any relevant PRC law; (ii) conflict with its article of association or other organizational documents; (iii) result in its breach of any contract or document to which it is a party or binding on it, or constitute a breach under any contract or document to which it is a party or which is binding on it; (iv) causing a breach of any condition for the grant and/or continued validity of any license or approval issued to it; or (v) lead to the suspension, revocation or conditionality of any license or approval issued to it;

(6) Party B has no outstanding debts, which not include (i) debts incurred in the ordinary course of business; and (ii) debts that have been disclosed to Party A and have obtained the written consent of Party A

4.                                      Effective Date

This Agreement shall take effect upon execution by the Parties, the term shall be ten (10) years, and it may be extended if Party A so requires.

5.                                      Governing Law and Dispute Resolution

5.1                               Governing Law

The formation, validity, interpretation and performance of this contract, as well as the settlement of disputes under this contract, are governed by the PRC laws.

5.2                               Dispute Resolution

With regards to any dispute in relation to the interpretation or implementation of this Agreement, the Parties shall negotiate friendly to settle the dispute.  If it can not be settled within thirty (30) days from the date any party issuing written notice requesting settlement of dispute through negotiation, each party has the right to submit it to China International Economic and Trade Arbitration Committee for arbitration according to its currently in force arbitration rules. The arbitration shall be held in Beijing.  The arbitration award is final and binding on each party.

6.                                      Notice

Unless notified in writing of the change to the following address, the notice under this Contract shall be sent to the following address by special delivery, fax or registered mailing. If the notice is sent by registered mail, the date of receipt recorded on the receipts of the registered mail shall be the day of service, and if it is sent by special delivery or fax, the date of dispatch shall be the date of delivery. If sent by fax, the original shall be sent to the following address by registered mail or by special delivery immediately after sending the fax.

Party A: Beijing Hologram Wimi Cloud Network Technology Co., Ltd

Address: No.1 Building 8/F 805-17, Zhixincun, Haidian District, Beijing

Email: 18834074066@163.com

Recepient: Zheng Xiaojuan

Party B: Beijing Wimi Cloud Software Co., Ltd.

Address: No. 6 Building, 8/F No. 816, No. 49 yard, Badachu Road, Shijingshan District,

Beijing

Email: liangzy@wimiar.com

Recepient: Liang Ziyue

7.                                      Confidentiality

The Parties acknowledge and confirm that any oral or written information relating to this Agreement communicated among the Parties shall be deemed as confidential information (“Confidential Information”). The Parties shall keep confidential of such Confidential Information and shall not disclose to any third party unless having obtained prior written consent from the other parties. Nevertheless, Confidential Information shall not include information which (a) was at the date hereof or subsequently becomes public information (otherwise than disclosed by any party received such Confidential Information); (b) is disclosed in accordance with applicable laws or regulations; or (c) the party who disclose any Confidential Information to its attorneys or financial advisors who need to access such information shall ensure that such attorneys or financial advisors comply with this provision and keep confidential of such information.  The disclosure by the employee or agent of Each Party shall be deemed as disclosed by the party itself, and the party shall be liable of the breach. The Parties agree that the provisions of this Article shall survive notwithstanding the termination of this Agreement.

8.                                      Further Assurance

The Parties agree that they will, without any hesitation, execute any necessary documents for the performance of this Agreement or any documents which are benefit for the purpose of this Agreement, and will take all necessary actions for the purpose of this Agreement or take actions which are benefit for the purpose of this Agreement.

9.                                      Miscellaneous

9.1       Amendment, revision and supplementation

The Parties shall amend this Agreement in the event of any modification of this agreement by the U.S. Securities and Exchange Commission or other regulatory bodies, or any changes in the listing rules or related requirements of the U.S. Securities and Exchange Commission relating to this Power of Attorney.

9.2       Compliance with laws and regulations

The Parties shall comply with all applicable PRC laws and regulations which have been formally issued and may be publicly acquired.

9.3       Entire agreement

Unless it is otherwise revised, amended or supplemented after execution of this Agreement, this Agreement constitutes the entire agreement among the parties as to the subject matter, and supersedes any prior oral or written negotiations, statements or agreement among the parties relating thereto.

9.4       Headings

Headings in this Agreement are only set out for reading convenience, and shall not be used to interpret, explain or otherwise influence the meaning of the provisions of this Agreement.

9.5       Language

This Agreement is made in Chinese and in two originals. Each original bears the same effect.

9.6       Severability

If any of the terms of this Agreement is declared invalid, illegal or unenforceable in accordance with any applicable laws or regulations, the validity and enforceability of the other terms hereof shall nevertheless remain unaffected, and the Parties hereto agree to, through friendly negotiation, make valid terms to such invalid, illegal or unenforceable terms, and the economic results from such valid terms shall be close to, as much as may be possible, the superseded invalid, illegal or enforceable terms.

9.7       Successor

Party B shall not transfer any of its rights or obligations under this contract to any third party without Party A’s prior written consent. Party B hereby agrees that Party A may transfer its rights and obligations under this contract in accordance with its own judgment and shall only give Party B written notice of the transfer of its rights and obligations under this contract in writing in advance. This Contract shall be binding and beneficial to the respective successors of the parties and to the assignee permitted by both parties.

9.8       Continue to be effective

(a)         Any duties occurred in relation to the Agreement before expiration or early termination of the Agreement shall continue to be effective after expiration or early termination of the Agreement.

(b)         Articles 5, 7 and 9.8 hereof shall survive notwithstanding the termination of this Agreement.

9.9       Waiver

Each party may waive the terms and conditions under this Agreement in writing. Such waiver should be duly signed by the other parties. Any waive relating to the breach of the other party in certain circumstance shall not be deemed as that the waiver party has made waiver to the other party for the same breach in other circumstances.

In view of this, the parties have signed this contract on the date set out at the beginning of the agreement.

(This page is the signing page of this Exclusive Asset Purchase Agreement)

Party A: Beijing Hologram Wimi Cloud Network Technology Co., Ltd (Seal)

Legal Representative: /s/ Fanhua Meng

(This page is the signing page of this Exclusive Asset Purchase Agreement)

Party B: Beijing Wimi Cloud Software Co., Ltd. (Seal)

Legal Representative: /s/ Zhaohua Yao